Exhibit 10.8

REGISTRATION RIGHTS AGREEMENT

by and among

ATAI LIFE SCIENCES N.V.,

APEIRON INVESTMENT GROUP LTD,

FERRING VENTURES S.A.,

ADAGE CAPITAL PARTNERS LP

AND

THE OTHER HOLDERS FROM TIME TO TIME PARTIES
HERETO

Dated as of June 2, 2025

Exhibit A:  Form of Signature Page and Joinder Agreement

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 2, 2025, is by and among (i) ATAI Life Sciences N.V., a public company under Dutch law (naamloze vennootschap) (“Company”), (ii) Apeiron Investment Group Ltd (“Apeiron”) and Christian Angermayer, (iii) Ferring Ventures S.A. and Adage Capital Partners LP (the “PIPE Investors”) and (iv) the Beckley Holders (as defined herein) that become party hereto by execution of the Joinder Agreement in Exhibit A hereto (each a “Party” and, collectively, the “Parties”).

WHEREAS, the Company has agreed to provide Apeiron and certain of its Affiliates with certain demand, piggyback and resale shelf registration rights applicable to an “Apeiron Holder” as described herein;

WHEREAS, the Company has entered into a subscription agreement (the “Subscription Agreement”) with the PIPE Investors, dated the date hereof, and has agreed to provide the PIPE Investors with certain resale shelf registration rights with respect to the Registrable Securities (as herein after defined) received by the PIPE Investors pursuant to the Subscription Agreement or pursuant to the exercise of that certain pre-funded warrant (the “Pre-Funded Warrant”) purchased by Ferring Ventures S.A. pursuant to the Subscription Agreement;

WHEREAS, the Company has entered into that certain Share Purchase Agreement (the “SPA”), dated as of the date hereof, which provides, among other things, for the Company to acquire the entire issued share capital not already held by the Company of Beckley Psytech Limited, a company incorporated in England and Wales, upon the terms and subject to the conditions set forth in the SPA;

WHEREAS, in connection with, and effective upon, the completion of the transactions contemplated by the SPA, the Company has agreed to provide certain resale shelf registration rights with respect to the Registrable Securities received in connection with the consummation of the transactions contemplated by the SPA by former shareholders of Beckley (each, a “Beckley Holder”); and

WHEREAS, each Beckley Holder may, by execution of a Joinder Agreement in the form set forth in Exhibit A hereto become party to this Agreement, with the rights, privileges and obligations of a “Holder” herein.

NOW THEREFORE, In consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

Article I
DEFINITIONS

SECTION 1.01          Definitions.

(a)          The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, that (i) “Affiliate” shall not include any portfolio company of any specified Person and (ii) with respect to the Company, “Affiliates” means the Company and any Person that is controlled, directly or indirectly, by the Company.

“Apeiron Holder” means each of Apeiron, Christian Angermayer and any of Apeiron’s Affiliates that has executed a Joinder Agreement to become a Party hereto pursuant to the terms hereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” means the ordinary shares of the Company, with a nominal value EUR 0.10 each.

“Holder” means any holder, inclusive of Apeiron Holders, the PIPE Investors and Beckley Holders, from time to time of Registrable Securities that is either a Party to this Agreement or has executed a Joinder Agreement to become a Party hereto pursuant to the terms hereof.

“Joinder Agreement” means a joinder agreement to this Agreement, a form of which is attached hereto as Exhibit A.

“Permitted Transferee” means, with respect to any Apeiron Holder, (a) any of its Affiliates or any related or controlled fund or sub-fund, partnership or investment vehicle or any general partner, managing limited partner or management company who holds or manages any business of, or whose business is held or managed by, that Apeiron Holder or any of its Affiliates or (b) any other person with the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned).

“Person” means an individual, a corporation, a partnership, limited liability entity, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Registrable Securities” means (i) (A) with respect to the Apeiron Holders, any and all Common Shares held by, or issuable to, such Apeiron Holder from time to time, (B) with respect to the PIPE Investors, the Common Shares received by such PIPE Investors pursuant to the Subscription Agreement and any shares issuable to such PIPE Investors upon exercise of the Pre-Funded Warrant, and (C) with respect to any Beckley Holder, any Common Shares received by such Beckley Holder pursuant to the terms of the SPA, and, in each case, (ii) any other common securities issued and issuable therefor or with respect thereto, whether by way of stock split, stock dividend, reclassification, subdivision or reorganization, recapitalization, merger, consolidation, distribution or similar event (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a Holder of Registrable Securities whenever such Person in its sole discretion has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition or other transfer has actually been effected).  As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (1) a registration statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the 1933 Act and such securities shall have been sold, transferred or disposed of pursuant to such registration statement, (2) such securities have been sold pursuant to a Rule 144 Transfer, (3) such securities shall have been repurchased by the Company or ceased to be outstanding, (4) such securities shall have been otherwise transferred by such Holder to an entity or Person that is not an Affiliate of such Holder, new certificates for such securities not bearing (or book-entry positions not subject to) a 1933 Act legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the 1933 Act or any state securities or blue sky law then in effect or (5) such Holder is able to dispose of all of its Registrable Securities pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and without the requirement for the Company to be in compliance with Rule 144(c)(1).

“Rule 144” means Rule 144 under the 1933 Act (or any successor Rule).

“Rule 144 Transfer” means any transfer for value conducted in accordance with Rule 144 (or any successor rule promulgated thereafter by the Commission).

(b)          The following terms are defined in the respective Sections set opposite each such term below:

Term	Section
Advice	Section 2.05
Agreement	Preamble
automatic shelf registration statement	Section 2.03(a)
Blackout Period	Section 2.10
Block Trade	Section 2.03(a)
Company	Preamble
Demand Registration	Section 2.03(a)
FINRA	Section 2.05(o)
Marketed Shelf Offering	Section 2.02(b)
Non-Marketed Shelf Offering	Section 2.02(b)
Opt-Out Request	Section 3.01
Piggyback Holder	Section 2.02(a)
Piggyback Shelf Registration	Section 2.02(b)
Piggyback Offering	Section 2.02(a)
Registration	Section 2.05

Request Notice	Section 2.03(a)
Revoking Holder	Section 2.03(c)
Shelf Registration	Section 2.01(a)
Shelf Registration Statement	Section 2.01(a)

Article II
REGISTRATION RIGHTS

SECTION 2.01          Resale Shelf Registration.

(a)        The Company shall use its reasonable best efforts to file as promptly as practicable following, and in any event within 30 calendar days of, the earlier to occur of (i) date of the closing of the transactions contemplated by the SPA and (ii) the date of the termination of the SPA pursuant to its terms (the “Filing Deadline”), a registration statement on Form S-1 or Form S-3 to register for resale from time to time the Registrable Securities of the Holders then outstanding on a delayed or continuous basis pursuant to Rule 415 under the 1933 Act or any successor rule thereto (such shelf registration, a “Shelf Registration”, and such registration statement, a “Shelf Registration Statement”), (ii) to promptly thereafter cause the Commission to declare such registration statement effective and (iii) to maintain the effectiveness of such registration statement in accordance with clause (b) of this Section 2.01.  The “Plan of Distribution” section of such Shelf Registration Statement shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions, hedging transactions and sales not involving a public offering by its pledgees, assignees, donees, transferees or successors-in-interest. The Company shall use reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) thirty (30) calendar days (provided that such period may be extended to 60 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration Statement) following the Filing Deadline and (ii) the  10th  Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the registration statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”).

(b)         The Company shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the 1933 Act (including, if necessary, by renewing or refiling a Shelf Registration Statement prior to expiration of the existing Shelf Registration Statement or by filing with the Commission a post-effective amendment or a supplement to the Shelf Registration Statement or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act, the 1934 Act, any state securities or blue sky laws, or any rules and regulations thereunder) in order to permit the prospectus forming a part thereof to be usable by Holders, as to such Registrable Securities, until the date as of which such securities cease to be Registrable Securities.

(c)       If such Shelf Registration Statement is filed on Form S-1, the Company will use reasonable best efforts as promptly as reasonably practicable to become and remain eligible to use Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on a continuous basis on another appropriate form reasonably acceptable to the Holders, including a Form S-1, and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available; provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(d)         Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Registrable Securities to be included in a Shelf Registration Statement in order to allow the Company to rely on Rule 415 with respect to such Shelf Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Shelf Registration Statement to the maximum number of securities as is permitted to be registered by the Commission. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall use its reasonable best efforts to file one or more additional Shelf Registration Statements so as to cover all of the Registrable Securities not covered by such initial Shelf Registration Statement until such time as all Registrable Securities have been included in Shelf Registration Statements that have been declared effective and the prospectuses contained therein are available for use by the Holders, in each case as soon as practicable (taking into account any position of the staff of the Commission with respect to the date on which the Commission will permit such additional Shelf Registration Statement(s) to be filed and the rules and regulations of the Commission).

SECTION 2.02          Company Registration.

(a)         Right to Piggyback on Registered Offerings other than Shelf Registrations.  Subject to Section 2.02(c) and Section 2.04, if at any time or from time to time, the Company proposes to file a registration statement (other than pursuant to Section 2.01 and Section 2.02(b), (for which the terms of participation in such registrations are set forth therein)) for its own account, or for the benefit of holders of any of its securities (other than a registration statement (i) on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms or (ii) in connection with any dividend or distribution reinvestment or similar plan) with respect to an offering of securities pursuant to the 1933 Act (a “Piggyback Offering”), then as soon as reasonably practicable, but not less than fifteen (15) Business Days prior to the filing of (x) any preliminary prospectus relating to such Piggyback Offering pursuant to Rule 424(b) under the 1933 Act, (y) any prospectus relating to such Piggyback Offering pursuant to Rule 424(b) under the 1933 Act (if no preliminary prospectus is used), other than, in each case of clause (x) or (y), any preliminary prospectus or prospectus relating to such Piggyback Offering for which notice was previously given pursuant to this Section 2.02(a), or (z) such registration statement, as the case may be, the Company shall give written notice of such proposed Piggyback Offering to the Apeiron Holders and such notice shall offer such Apeiron Holders the opportunity to include in such Piggyback Offering such number of Registrable Securities as each such Apeiron Holder may request.  Each such Apeiron Holder shall have ten (10) Business Days after receiving such notice to request in writing to the Company the inclusion of its Registrable Securities in the Piggyback Offering.  Upon receipt of any such request for inclusion from an Apeiron Holder received within the specified time (each, a “Piggyback Holder”), the Company shall use reasonable best efforts to effect the registration in any registration statement described in this Section 2.02(a) of any Registrable Securities requested to be included on the terms set forth in this Agreement.  If no request for inclusion from an Apeiron Holder is received within the specified time, such Apeiron Holder shall have no further right to participate in such Piggyback Offering.  Prior to any Piggyback Offering (or in the case of an underwritten Piggyback Offering, the launch of such underwritten Piggyback Offering), any Apeiron Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.02(a) by giving written notice to the Company, which withdrawal shall be irrevocable and, following which withdrawal, such Apeiron Holder shall no longer have any right to include Registrable Securities in the Piggyback Offering as to which such withdrawal was made.  No registration of Registrable Securities effected under this Section 2.02(a) shall relieve the Company of its obligations to effect any registration upon demand under Section 2.03.

(b)       Right to Piggyback on Shelf Registrations.  If at any time or from time to time, the Company proposes to file a Shelf Registration Statement on its own behalf or on behalf of any shareholder (other than pursuant to Section 2.01), then the Company shall give each Apeiron Holder fifteen (15) Business Days’ written notice prior to filing a Shelf Registration Statement and, upon the written request of any Apeiron Holder, received by the Company within ten (10) Business Days of such notice, the Company shall include in such Shelf Registration Statement a number of Common Shares equal to the aggregate number of Registrable Securities requested to be included (or, to the extent permitted, without naming any requesting Apeiron Holder as a selling stockholder and including only a generic description of the Apeiron Holder of such securities).  Upon receipt of any such request for inclusion from such Apeiron Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any registration statement described in this Section 2.02(b) of any Registrable Securities requested to be included on the terms set forth in this Agreement.  If no request for inclusion from an Apeiron Holder is received within the specified time, such Apeiron Holder shall have no further right to participate in such Shelf Registration.  Any Shelf Registration in which the Apeiron Holders participate shall be called a “Piggyback Shelf Registration”.  Prior to the effectiveness of any Shelf Registration Statement, any Apeiron Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in such Shelf Registration Statement pursuant to this Section 2.02(b) by giving written notice to the Company, which withdrawal shall be irrevocable and, following which withdrawal, such Apeiron Holder shall no longer have any right to include Registrable Securities in the Piggyback Shelf Registration as to which such withdrawal was made.  No registration of Registrable Securities effected under this Section 2.02(b) shall relieve the Company of its obligations to effect any registration upon demand under Section 2.03.  If the Company or any holder of securities elects to sell Registrable Securities pursuant to a Shelf Registration Statement, then the Company shall provide each Apeiron Holder of Registrable Securities ten (10) Business Days’ notice in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement that includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and any underwriters (a “Marketed Shelf Offering”) or five (5) Business Days’ notice in connection with any sale of Registrable Securities pursuant to a Shelf Registration Statement that is not structured as a Marketed Shelf Offering (a “Non-Marketed Shelf Offering”) and, upon the written request of any Apeiron Holder, received by the Company within five (5) calendar days of such notice in connection with a Marketed Shelf Offering, or within two (2) Business Days of such notice in connection with any Non-Marketed Shelf Offering, the Company shall include a number of Common Shares in such sale equal to the aggregate number of Registrable Securities requested to be included by such Apeiron Holder, subject to Section 2.04.

(c)         Delay or Abandonment of Registration or Offering.  The Company shall have the right to delay, terminate or withdraw any Piggyback Shelf Registration or Piggyback Offering prior to the effectiveness of such registration or the completion of such offering whether or not any Apeiron Holder has elected to include Registrable Securities in such registration or offering.  In the case of the delay, termination or withdrawal referred to in the immediately preceding sentence, all expenses incurred in connection with such Piggyback Shelf Registration or Piggyback Offering shall be borne entirely by the Company as set forth in Section 2.06 and no such delay shall relieve the Company of its obligations to effect any registration hereunder.

SECTION 2.03          Demand Registration Rights; Demand Shelf Takedowns.

(a)          Right to Demand.  At any time and from time to time, any Apeiron Holder or Apeiron Holders may make a written request (a “Request Notice”), which Request Notice will specify the aggregate number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof, to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of the offer and sale of all or part of the Registrable Securities then owned by such Apeiron Holder (a “Demand Registration”), including without limitation, in the form of a takedown of Registrable Securities from an existing Shelf Registration.  A registration pursuant to this Section 2.03 will be on such appropriate form of the Commission as shall be selected by Apeiron and be reasonably acceptable to the Company and shall permit the intended method or methods of distribution specified by the Apeiron Holder(s), including, as applicable, on an underwritten basis.  A Demand Registration may be in the form of a block or bought trade (a “Block Trade”), including as an underwritten Block Trade so long as the Company is eligible to use a Form S-3 registration statement at the time of such Block Trade.  Notwithstanding the foregoing, if the Apeiron Holder(s) wish to engage in a Block Trade off of an effective Shelf Registration Statement on Form S-3 (either through filing an “automatic shelf registration statement” as defined in Rule 405 under the 1933 Act (an “automatic shelf registration statement”) or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the initiating Apeiron Holder(s) only need to notify the Company of the Block Trade three (3) Business Days prior to the day such offering is to commence; provided, that the initiating Apeiron Holder(s) requesting such Block Trade shall have used commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of offering documents related to the Block Trade.  Upon receipt of any Request Notice, the Company will use its reasonable best efforts to effect the prompt registration under the 1933 Act of the Registrable Securities which the Company has been so requested to register by the Apeiron Holder as contained in the Request Notice.  Notwithstanding the foregoing, the Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations in any calendar year.  The Company shall not be obligated to effect any Demand Registration in any ninety (90)-day period following the later of (i) the effective date of a previous Demand Registration or (ii) the closing of any Demand Registration constituting an underwritten offering.

(b)          Underwritten Demand Registrations. If the initiating Apeiron Holder(s) intend to distribute the Registrable Securities covered by its request by means of an underwritten public offering, they shall so advise the Company as a part of their Demand Request; provided the Company shall not be obligated to effectuate any Demand Registration (including a Block Trade) on an underwritten basis unless such offering is reasonably expected to result in aggregate gross cash proceeds (without regard to any underwriting discount or commission) in excess of $25 million.

(c)         Revocation.  Each Apeiron Holder that delivered a Request Notice to the Company pursuant to Section 2.03(a) may, at any time prior to the effective date of the registration statement relating to such Demand Registration (or in the case of an underwritten Demand Registration, the launch of such underwritten offering), revoke such request by providing a written notice thereof to the Company (the “Revoking Holder”) and the aborted registration shall not be deemed to be a Demand Registration for purposes of Section 2.03.  The Revoking Holder shall not be required to reimburse the Company for any of its expenses incurred in connection with such attempted registration.

(d)        Effective Registration.  A registration will not count as a Demand Registration if: (i) the Aperion Holder provides a written notice to the Company that in its good faith judgment the registration should be withdrawn following effectiveness due to a material adverse change in the Company or a material change in the trading price of the Company’s shares; (ii) such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved; (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied; or (iv) such Demand Registration is fully withdrawn pursuant to Section 2.10.

(e)          Selection of Underwriters.  Apeiron shall have the right to select any managing underwriter(s) in connection with any Demand Registration; provided, that such managing underwriter(s) shall be reasonably acceptable to the Company.

SECTION 2.04          Priority on Registrations.  If the managing underwriter or underwriters of an underwritten offering executed pursuant to the terms hereof advise the Company in writing that in its or their opinion the number of securities proposed to be sold in such offering exceeds the number which can be sold, or adversely affects the price at which the securities are to be sold, in such offering, the Company will include in such offering only the number of securities which, in the opinion of such underwriter or underwriters, can be sold in such offering without such adverse effect.  To the extent such offering includes securities of more than one shareholder, or the Company and one or more shareholders, the securities so included in such offering shall be apportioned as follows:

(a)          In the case of any registration of securities under the 1933 Act initiated by the Company for its own account, allocations shall be made: first, to the Company; second, to the Piggyback Holders exercising their right to participate in a Piggyback Offering with any cutbacks applied on a pro rata basis among the Apeiron Holders or as otherwise determined by Apeiron; and third, to all other holders exercising piggyback registration rights that have been granted by the Company, with any cutbacks applied on a pro rata basis among each other or as they may otherwise agree in writing.

(b)          In the case of a Demand Registration, allocations shall be made: first, to the Apeiron Holders, with any cutbacks applied on a pro rata basis among the Apeiron Holders or as otherwise determined by Apeiron; second, to the Company; and third, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing.

(c)       In the case of a registration initiated by any Person (other than the Company or an Apeiron Holder) exercising demand registration rights granted hereafter by the Company (if any), allocations shall be made: first, to the Apeiron Holders, with any cutbacks applied pro rata among the Apeiron Holders on a pro rata basis among the Apeiron Holders or as otherwise determined by Apeiron; second, to such initiating Person and to any other holders exercising pari passu registration rights that have been granted by the Company allocated as such Persons have agreed among themselves; third, to the Company; and fourth, to all other holders exercising piggyback registration rights granted by the Company, with any cutbacks applied on a pro rata basis among such other holders or as they may otherwise agree in writing.

SECTION 2.05      Registration Procedures.  It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that each Apeiron Holder requesting inclusion in any Piggyback Offering or Demand Registration (each, a “Registration”) shall furnish to the Company such information regarding such Apeiron Holder, the Registrable Securities held by it, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and other matters referred to in this Article II as the Company shall reasonably request and as shall be reasonably required in connection with the action to be taken by the Company.  With respect to any registration which includes Registrable Securities held by a Holder, the Company will, subject to Section 2.01 through 2.04, promptly:

(a)          prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter and to be maintained in effect in accordance with the terms of this Agreement; provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company), the Company will furnish to the Holders covered by such registration statement and their counsel, and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, at least five (5) Business Days prior to the filing thereof, which documents will be subject to the reasonable review of such Holders and their counsel, and underwriters.  Each Holder will have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information two (2) Business Days prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto; provided, however, that the Company will not include on any registration statement or amendment thereto (excluding any filings required to be made pursuant to the 1934 Act in the reasonable determination of the Company) or any prospectus or any supplement thereto any Holder that objects in writing one (1) Business Days prior to such filing to its inclusion in such filing or to any description of it therein. In no event shall any Holder be identified as a statutory underwriter in the registration statement unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that a Holder be identified as a statutory underwriter in the registration statement, such Holder will have an opportunity to withdraw from the registration statement;

(b)          prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective; cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

(c)          furnish to such Holder, without charge, such number of conformed copies of the registration statement and any post-effective amendment thereto, as such Holder may reasonably request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein as the Holder or underwriter or underwriters, if any, may reasonably request in order to facilitate the disposition of the securities being sold by such Holder (it being understood that the Company consents in writing to the use by the Holder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto of the prospectus and any amendment or supplement thereto that is prepared by the Company);

(d)          promptly notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(e)          in the case of an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form and for such time periods as do not exceed the time periods applicable to the Apeiron Holders participating in such underwritten offering) and make members of senior management of the Company available on a basis reasonably requested by the underwriters to participate in any electronic “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities) and cause to be delivered to the underwriters reasonable opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request;

(f)          in the case of an underwritten offering, make available, for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents of the Company, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent that are necessary to be reviewed by such person in connection with the preparation of such registration statement; provided, however, that each Apeiron Holder agrees to use reasonable best efforts to coordinate any such review through a single firm of counsel;

(g)         if requested, use its reasonable best efforts to cause to be delivered, in the case of an underwritten offering, at the time of the pricing of such offering and at the time of delivery of any Registrable Securities sold pursuant thereto, “cold comfort” letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable rules and regulations adopted by the Commission thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(h)          provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement;

(i)          use its reasonable best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on any national securities exchange, quotation system or other market on which the Common Shares are then listed or proposed to be listed by the Company;

(j)          make generally available to its security holders an earnings statement, which need not be audited, satisfying the provisions of Section 11(a) of the 1933 Act as soon as reasonably practicable after the end of the twelve (12)-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12)-month period;

(k)         after the filing of a registration statement, (i) promptly notify each Holder covered by such registration statement of any stop order issued or, to the Company’s knowledge, threatened by the Commission and of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction and (ii) take all reasonable actions to obtain the withdrawal of any order suspending the effectiveness of the registration statement or the qualification of any Registrable Securities at the earliest possible moment;

(l)          if requested by the managing underwriter or underwriters or such Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Holder reasonably requests to be included therein, including with respect to the number of shares being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(m)       on or prior to the date on which the registration statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with such Holder, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Holder or managing underwriter or underwriters, if any, requests in writing, to use its reasonable best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then otherwise subject;

(n)       cooperate with such Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or DRS or other book-entry statements (in each case not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, may request;

(o)        use reasonable best efforts to cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(p)         to the extent the Company is a well-known seasoned issuer (within the meaning of Rule 405 under the 1933 Act) at the time any Request Notice is submitted to the Company pursuant to Section 2.03 which requests that the Company file an automatic shelf registration statement, the Company shall file an automatic shelf registration statement that covers those Registrable Securities which are requested to be registered.  If the Company does not pay the filing fee covering Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold; and

(q)         otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, marketing and sale of such Registrable Securities contemplated by this Agreement.

The Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(d) will forthwith discontinue disposition of the securities until the Holders’ receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(d) or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Holder will, or will request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company’s sole expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such securities current at the time of receipt of such notice.

SECTION 2.06          Registration Expenses.

(a)          In the case of any Registration, the Company shall bear all expenses incident to the Company’s performance of or compliance with this Agreement, including all Commission and stock exchange or FINRA registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals, all transfer agent’s and registrar’s fees, fees and disbursements of counsel for the Company and all independent certified public accountants and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a Holder or reasonable and documented fees and expenses of more than one (1) counsel representing all Holders selling Registrable Securities under such Registration, with the counsel representing the Holders in connection with such Registration or sale chosen by Apeiron, if applicable, or otherwise holders of a majority of the number of Registrable Securities included in such Registration by such Holders).

(b)         The obligation of the Company to bear the expenses described in Section 2.06(a) and to reimburse the Holders for the expenses described in Section 2.06(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended or revoked, or is converted to another form of registration and irrespective of when any of the foregoing shall occur.

SECTION 2.07          Indemnification.

(a)          Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, employees, stockholders, members, general and limited partners, Affiliates and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Holder, including any general partner or manager of any thereof, against all losses, claims, damages, Actions, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act), any written communication undertaken in reliance on either Section 5(d) of, or Rule 163B under, the 1933 Act, and any road show, in an offering of Registrable Securities in which such Holder participates, or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iii) any violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the 1933 Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except in each case insofar as the same are made in reliance on and in strict conformity with any information with respect to such Holder furnished in writing to the Company by such Holder expressly for use therein.  The Company may, if requested, also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Holders, pursuant to the terms of an underwriting agreement.

(b)        Indemnification by the Holders.  In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any registration statement or prospectus covering the Registrable Securities of such Holder and to the extent permitted by law agrees to indemnify and hold harmless the Company, its directors, officers and agents and each Person who controls (within the meaning of the 1933 Act or the 1934 Act) the Company and any other Holder, against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is made in reliance on and in conformity with the written information or signed affidavit with respect to such Holder so furnished in writing by such Holder expressly for use in the registration statement or prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount (after deducting underwriters’ discounts and commissions) received by such Holder from the sale of Registrable Securities pursuant to a registration statement in accordance with the terms of this Agreement.  The Company and the Holders hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by the applicable Holders, the only information furnished or to be furnished to the Company for use in any registration statement or prospectus relating to the Registrable Securities or in any amendment, supplement or preliminary materials associated therewith are statements specifically relating to (a) the beneficial ownership of Registrable Securities by such Holder and its Affiliates and (b) the name and address of such Holder.

(c)          Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to the indemnifying party with respect to such claim or unless such representation would present a conflict of interest, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  The failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to the action, except to the extent that such indemnifying party is materially prejudiced by the failure to give such notice; provided, however, that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party.  No indemnifying party in the defense of any such claim or litigation, shall, except with the written consent of such indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.  An indemnifying party shall not be liable under this Section 2.07 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel; provided, however, that such number of additional counsel must be reasonably acceptable to the indemnifying party.

(d)        Contribution.  If for any reason the indemnification provided for in Section 2.07(a) and Section 2.07(b) is unavailable to an indemnified party as contemplated by Section 2.07(a) and Section 2.07(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  In no event shall the liability of any selling Holder be greater in amount than the amount of the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided in Section 2.07(b) had been available.  No Person guilty (as determined in a final non-appealable judgement) of fraudulent misrepresentation (within the meaning of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 2.08         1934 Act Reports.  The Company agrees that it shall use reasonable best efforts to file all reports required to be filed by it pursuant to the 1934 Act to the extent the Company is required to file such reports.  Notwithstanding the foregoing, the Company may deregister any class of its equity securities under Section 12 of the 1934 Act or suspend its duty to file reports with respect to any class of its securities pursuant to Section 15(d) of the 1934 Act if it is then permitted to do so pursuant to the 1934 Act and rules and regulations thereunder.

SECTION 2.09          Holdback Agreements.

(a)          Whenever the Company proposes to register any of its equity securities under the 1933 Act for its own account (other than on Form S-4, S-8 or any similar successor form or another form used for a purpose similar to the intended use of such forms) in an underwritten offering or is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the 1933 Act pursuant to a request by or on behalf of an Apeiron Holder pursuant to Section 2.03 in connection with an underwritten offering, in each case, in which such Apeiron Holder participates, if requested by such managing underwriter, each such Holder of Registrable Securities agrees to execute a holdback agreement in customary form, consistent with the terms of this Section 2.09(a) and, in any case, on terms no less favorable to the Holders than the holdback agreements executed by the Company’s directors and executive officers; provided such holdback period shall in no event be longer than three (3) days prior to and ninety (90) days after the date of the pricing of such underwritten offering; provided, further, if any Holder is released from its holdback period by the underwriters prior to the end of the applicable holdback period, then each other Holder shall be similarly released to the same extent and on a pro rata basis.

(b)          Upon the request of the managing underwriter, the Company shall use its reasonable best efforts to cause each of its directors and executive officers to agree to enter into a holdback agreement in customary form in connection with an underwritten Demand Registration covering the same period as to which the Company and any selling securityholders in such offering are subject.

SECTION 2.10         Blackout Periods.  Upon giving written notice to the Holders of Registrable Securities (which notice shall not, without the prior written consent of any Holder, disclose to such Holder any material non-public information), the Company shall be entitled to delay or suspend the filing or effectiveness of any registration statement or any amendment thereto or suspend the Holders’ use of any prospectus or any supplement thereto if the Company determines in good faith in its sole discretion that the filing or maintenance of a registration statement would, if not so deferred, (a) require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the accuracy of such information has yet to be determined by the Company or is the subject of an ongoing investigation or inquiry or (b) materially adversely interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason, in each case as certified in a certificate of the Chief Executive Officer or Chief Financial Officer of the Company; provided that any Apeiron Holder may withdraw all or a portion of its Demand Registration without it counting as a Demand Registration; provided, further, that (i) the Company may not delay the filing or effectiveness of, or suspend, any registration statement for longer than forty-five (45) consecutive calendar days (such period, a “Blackout Period”) or in excess of ninety (90) days in any 12-month period, and (ii) the Company may not file any registration statement during a Blackout Period (other than on Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms).

SECTION 2.11         Participation in Registrations.  No Holder may participate in any Registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided the “Plan of Distribution” and, with respect to any underwritten Registration, the manner provided in the arrangements with the managing underwriters to such offering, and (b) completes and executes all questionnaires, and, as applicable, powers of attorney, underwriting agreements and other documents customarily required under the terms of such Registration and provides such written information concerning itself as may be required for registration, including for inclusion in any registration statement; provided that such Holder shall be required to complete and execute such documents and provide such written information only to the extent the Holders of a majority of Registrable Securities participating in such Registration shall also be required to complete and execute such documents and provide such written information.

SECTION 2.12          Rule 144.  The Company will use reasonable best efforts to take such action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the 1933 Act, and shall use reasonable best efforts to take such further action as any Holder may reasonably request to the extent required to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.  Promptly upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements and any other documents reasonably requested to remove restrictive legends or sell shares under Rule 144.  Notwithstanding the foregoing, nothing in this Section 2.12 shall be deemed to require the Company to register any of its securities pursuant to the 1934 Act.  If the Common Shares held by any Holder are, in the opinion of counsel to the Company, eligible for removal of the restrictive legend for Rule 144 Transfers, pursuant to an effective registration statement or otherwise, then at Holder’s request, the Company shall request its transfer agent to remove any remaining restrictive legend set forth on such securities, provided that the Company and its transfer agent have timely received from Holder and any broker-dealer in custody of such securities customary representation and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith. The Company shall bear all reasonable fees and expenses, including any legal opinion fees, transfer agent fees, and other out-of-pocket costs, incurred in connection with the removal of such legends.

SECTION 2.13        Further Assurance.  Each Holder hereby agrees to take any and all reasonable actions required to be taken hereunder to ensure the performance by it of its obligations pursuant to this Agreement.

Article III
MISCELLANEOUS

SECTION 3.01        Notices.  All notices, consents, requests and other communications to any party hereunder shall be in writing (including email, facsimile or similar writing) and shall be given to such party at its address, email or facsimile number set forth on the signature pages hereof or in the relevant Joinder Agreement or such other address, email address or facsimile number as such party may hereafter specify in writing to the General Counsel of the Company for the purpose by notice to the party sending such communication.  Each such notice, request or other communication shall be effective (i) if given by email or facsimile, when such message is transmitted to the address or number specified on the signature pages to this Agreement or any Joinder Agreement, (ii) if delivered by overnight courier, the earlier of the first Business Day following the date sent by such overnight courier or upon receipt, (iii) if given by mail, three (3) Business Days after such communication is deposited in the mails registered or certified, return receipt requested, with postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified on the signature pages to this Agreement or any Joinder Agreement.  Each Holder shall have the right, at any time and from time to time, to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

SECTION 3.02         Binding Effect; Benefits; Entire Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.  This Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

SECTION 3.03         No Waiver.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

SECTION 3.04         Amendment.  This Agreement may not be amended, restated or modified, or any provision waived, in any respect except by a written instrument executed by the Company and Apeiron; provided that any amendment or modification that materially and disproportionately adversely affects the rights of any other Holder hereunder shall require the consent of the Holder or Holders so affected.

SECTION 3.05         Assignability.  This Agreement and the rights and obligations of any Holder hereunder may be assigned or transferred, in whole or in part, to any Affiliate or Permitted Transferee of such Holder or to any transferee of Registrable Securities who acquires such securities from such Holder (including by way of distribution to partners, members, or shareholders of such Holder, or to any investment fund or other entity controlled by, controlling, or under common control with such Holder), provided that such transferee executes and delivers a Joinder Agreement in the form attached hereto as Exhibit A, agreeing to be bound by the terms and conditions of this Agreement as a “Holder.” Any such permitted assignment or transfer shall not be deemed to terminate or otherwise affect any rights or obligations under this Agreement, and all references herein to the “Holder” shall be deemed to include such permitted assigns

SECTION 3.06        Survival.  Except for Section 2.07 of this Agreement, which shall survive any such termination, (i) this Agreement shall terminate, with respect to any Holder, automatically when such Holder no longer holds any Registrable Securities, and (ii) this Agreement shall terminate as to all Parties when no Holder holds any Registrable Securities.

SECTION 3.07       Applicable Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party or its successors or assigns may be brought and determined by the state or federal courts sitting in the Borough of Manhattan in the State of New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such court. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 3.08          Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court (this being in addition to any other remedy to which they are entitled at law or in equity), and each party hereto agrees to waive in any action for such enforcement the defense that a remedy at law would be adequate.  The Company shall reimburse such Holder for the reasonable costs of and expenses for counsel for such Holder incurred in connection with any such proceeding if such Holder is the prevailing party in any such proceeding.

SECTION 3.09        Severability.  If any provision of this Agreement is declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of the Agreement will not be affected and will remain in full force and effect.

SECTION 3.10         Section and Other Headings; Interpretation.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The term “or” is not exclusive and shall have the meaning represented by the term “and/or”.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

SECTION 3.11        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  A facsimile, Portable Document Format (PDF) or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile, PDF or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, PDF or other reproduction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ATAI LIFE SCIENCES N.V.

By:	/s/ Srinivas Rao
Name: Srinivas Rao
Title: CEO

[Signature Page to Registration Rights Agreement]

APEIRON INVESTMENT GROUP LTD

By:	/s/ Mario Frendo
Name: Mario Frendo
Title: Director

[Signature Page to Registration Rights Agreement]

/s/ Christian Angermayer
Christian Angermayer

[Signature Page to Registration Rights Agreement]

FERRING VENTURES S.A.

By:	/s/ Jean-Frédéric Paulsen
Name: Jean-Frédéric Paulsen
Title: Chairman

By:	/s/ Margaret Wynne
Name: Margaret Wynne
Title: Senior Counsel

[Signature Page to Registration Rights Agreement]

ADAGE CAPITAL PARTNERS LP

By:	/s/ Daniel Lehan
Name: Daniel Lehan
Title: COO

[Signature Page to Registration Rights Agreement]

EXHIBIT A

SIGNATURE PAGE AND JOINDER AGREEMENT TO
REGISTRATION RIGHTS AGREEMENT

By executing and delivering this Signature Page and Joinder Agreement, the undersigned hereby agrees, to (i) become a party to that certain Registration Rights Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Registration Rights Agreement”), by and among ATAI Life Sciences N.V., a public company under Dutch law (naamloze vennootschap), and the other parties thereto and (ii) be deemed to be and be bound as a Beckley Holder (as defined in the Registration Rights Agreement) with such rights (and related obligations and liabilities) in respect of the Registrable Securities (as defined in the Registration Rights Agreement) being acquired by the undersigned in connection with the execution of this Signature Page and Joinder Agreement and subject to the terms and conditions of the Registration Rights Agreement as if an original party thereto.

By:
Name:
Title
Notice Address:

Email: